Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Rite Aid Secures Regulatory Clearance to Sell 1,932 Stores and Related Assets

for $4.375 Billion to Walgreens Boots Alliance Under Amended and Restated Agreement

Hart-Scott-Rodino Waiting Period Expires for the Proposed Transaction

Rite Aid to Significantly Reduce Debt and Strengthen Balance Sheet

CAMP HILL, Pa. — Sept. 19, 2017 — Rite Aid Corporation (NYSE: RAD) today announced that it has secured regulatory clearance for an amended and restated asset purchase agreement with Walgreens Boots Alliance, Inc. (Nasdaq: WBA) whereby WBA will purchase 1,932 stores, three distribution centers and related inventory from Rite Aid for an all-cash purchase price of $4.375 billion on a cash-free, debt-free basis. Rite Aid also has the option to purchase generic drugs that are sourced through an affiliate of WBA at a cost substantially equivalent to Walgreens for a period of 10 years. The Hart-Scott-Rodino waiting period expired for the proposed transaction.

Under the amended and restated agreement, Rite Aid will retain approximately 250 additional stores as compared to the prior agreement announced between Rite Aid and WBA in June 2017, resulting in a reduction in the transaction sale price. The decision to retain these stores follows discussions between Rite Aid and WBA, as well as the U.S. Federal Trade Commission (“FTC”).

“Securing regulatory clearance provides us with a clear path forward to realize the benefits of this transaction. With a compelling and more profitable store footprint in key markets, enhanced purchasing capabilities and a stronger balance sheet and improved financial flexibility, we are well positioned to implement our plans to deliver improved results,” said Rite Aid Chairman and CEO John Standley.

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Standley continued, “I am proud of our entire Rite Aid team for their extraordinary efforts during this process and their tremendous dedication to taking great care of our customers and patients. We are committed to supporting a smooth transition as we remain focused on delivering a great customer experience, improving our business and creating value for all of our stakeholders.”

The 1,932 stores included in the amended agreement are primarily located in the Northeast and Southern regions of the United States. The three distribution centers are located in Dayville, Conn., Philadelphia and Spartanburg, S.C. Under the terms of the amended agreement, Rite Aid will provide certain transition services to WBA for up to three years after the closing of the transaction.

The transaction has been approved by the Boards of Directors of Rite Aid and WBA and is still subject to other customary conditions. Approval of the transaction does not require a shareholder vote. Rite Aid and WBA expect to transfer ownership of the stores in phases beginning in October 2017, with the goal of completing the transfer of all stores in spring of 2018.

Rite Aid expects to use a substantial majority of the net proceeds from the transaction to repay existing indebtedness which will improve the company’s leverage levels. Rite Aid also expects that the gain it will record on the sale of the assets will be largely offset by its net operating loss carryforwards, resulting in a minimal cash tax payment on this transaction.

Immediately following the completion of the transaction, Rite Aid will continue to operate approximately 2,600 stores and six distribution centers as well as EnvisionRx, its pharmacy benefit manager, RediClinic and Health Dialog. The company will leverage the capabilities of these subsidiaries to deliver a higher level of care in the communities it serves.

Rite Aid Corporation is one of the nation’s leading drugstore chains that currently operates more than 4,500 stores in 31 states and the District of Columbia with fiscal 2017 annual revenues of $32.8 billion. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

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Cautionary Statement Regarding Forward Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the expected timing  of the closing of the sale of Rite Aid stores and assets to WBA; the ability of the parties to complete the sale and related transactions considering the various closing conditions; the outcome of legal and regulatory matters in connection with the sale of stores and assets of Rite Aid to WBA; the expected benefits of the transactions such as improved operations, growth potential, market profile and financial strength; the competitive ability and position of Rite Aid following completion of the proposed transactions; the ability of Rite Aid to implement new business strategies following the completion of the proposed transactions and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the proposed transactions, including the possibility that the transactions may not close, including because a governmental entity  may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals, the risk that there may be a material adverse change of Rite Aid, or the business of Rite Aid may suffer as a result of uncertainty surrounding the proposed transactions; risks related to the ability to realize the anticipated benefits of the proposed transactions; risks associated with the financing of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business and operational relationships;

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the effect of the pending sale on Rite Aid’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; risks related to diverting management’s or employees’ attention from ongoing business operations; the risk that Rite Aid’s stock price may decline significantly if the proposed transaction is not completed; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transactions; potential changes to our strategy in the event the proposed transactions do not close, which may include delaying or reducing capital or other expenditures, selling assets or other operations, attempting to restructure or refinance our debt, or seeking additional capital, and other business effects. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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